                                                                   EXHIBIT 10.10

                               CHANNELPOINT, INC.



                           FIFTH AMENDED AND RESTATED

                            INVESTOR RIGHTS AGREEMENT









                                 March 27, 2000

                                TABLE OF CONTENTS

                                                                                                               PAGE

SECTION 1. GENERAL................................................................................................1

         1.1      Amendment and Restatement of Prior Agreement....................................................1

         1.2      Definitions.....................................................................................2

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.................................................................4

         2.1      Restrictions On Transfer........................................................................4

         2.2      Demand Registration.............................................................................5

         2.3      Piggyback Registrations.........................................................................6

         2.4      Form S-3 Registration...........................................................................7

         2.5      Expenses Of Registration........................................................................7

         2.6      Obligations Of The Company......................................................................8

         2.7      Termination Of Registration Rights..............................................................9

         2.8      Delay Of Registration; Furnishing Information...................................................9

         2.9      Indemnification.................................................................................9

         2.10     Assignment Of Registration Rights..............................................................11

         2.11     Amendment Of Registration Rights...............................................................11

         2.12     Limitation On Subsequent Registration Rights...................................................12

         2.13     "Market Stand-Off" Agreement...................................................................12

         2.14     Rule 144 Reporting.............................................................................12

SECTION 3. COVENANTS OF THE COMPANY..............................................................................13

         3.1      Basic Financial Information And Reporting......................................................13

         3.2      Inspection Rights..............................................................................14

         3.3      Confidentiality................................................................................14

         3.4      Reservation Of Common Stock....................................................................15

         3.5      Stock Vesting..................................................................................15

         3.6      Proprietary Information And Inventions Agreement...............................................15

         3.7      Termination Of Covenants.......................................................................15

SECTION 4. RIGHT TO MAINTAIN INTEREST............................................................................16

         4.1      Subsequent Offerings...........................................................................16

         4.2      Exercise Of Rights.............................................................................16

         4.3      Issuance Of Equity Securities To Other Persons.................................................16

         4.4      Termination Of Rights To Maintain Interest.....................................................17

         4.5      Transfer Of Rights To Maintain Interest........................................................17

         4.6      Excluded Securities............................................................................17

         4.7      Waiver Of Right................................................................................18

SECTION 5. RIGHT OF FIRST OFFER; PREEMPTIVE RIGHT................................................................18

         5.1      Right Of First Offer...........................................................................18

         5.2      Preemptive Right...............................................................................19

SECTION 6. MISCELLANEOUS.........................................................................................19

         6.1      Governing Law..................................................................................19

         6.2      Survival.......................................................................................19

         6.3      Successors And Assigns.........................................................................19

         6.4      Severability...................................................................................20

         6.5      Amendment, Waiver And Termination..............................................................20

         6.6      Delays Or Omissions............................................................................20

         6.8      Notices........................................................................................21

         6.9      Titles And Subtitles...........................................................................21

         6.10     Counterparts...................................................................................21



                                      ii.

                               CHANNELPOINT, INC.

              FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT


         THIS FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of the 27th day of March, 2000, by and among CHANNELPOINT, INC., a Delaware corporation (the "Company") and the investors set forth on Exhibit A hereto (each, an "Investor" and collectively, the "Investors").

                                    RECITALS

         WHEREAS, certain Investors were parties to that certain Fourth Amended and Restated Investor Rights Agreement dated as of February 1, 2000 and that certain Third Amended and Restated Investor Rights Agreement dated as of September 14, 1999 (collectively, the "Prior Agreements"), by and among the Company and such Investors (the "Prior Investors"), pursuant to which the Company granted such Prior Investors certain registration rights, information rights and rights of first refusal;

         WHEREAS, in connection with the Company's issuance of Series E Preferred Stock pursuant to the Series E Preferred Stock Purchase Agreement, by and among the Company and the Purchasers listed on Exhibit A thereto (the "Series E Investors"), dated of even date herewith (the "Series E Purchase Agreement"), the Company and the Prior Investors wish to amend and restate the Prior Agreements and to include each Series E Investor as a party;

         WHEREAS, each Series E Investor desires to become a party to this Agreement;

         WHEREAS, in contemplation of the consummation of the transactions contemplated by the Agreement and Plan of Merger, by and among the Company, Gold Acquisition Corp. and InsurQuote Systems, Inc. ("InsurQuote"), dated as of February 1, 2000 (the "InsurQuote Merger Agreement"), the Company and the Prior Investors wish, effective upon the effective time of the Merger contemplated by the InsurQuote Merger Agreement (the "Effective Time"), to include as a party to this Agreement each party who holds shares of InsurQuote's common stock or preferred stock ("InsurQuote Stock"), which shares will be converted into the right to receive the Company's common stock, par value $.001 per share ("Common Stock"), pursuant to the InsurQuote Merger Agreement (each such party, an "InsurQuote Investor");

         WHEREAS, each InsurQuote Investor is identified as such on Exhibit A hereto; and

         WHEREAS, each InsurQuote Investor desires to become a party to this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

SECTION 1. GENERAL.

         1.1 AMENDMENT AND RESTATEMENT OF PRIOR AGREEMENTS. All of the undersigned parties who were parties to the Prior Agreements and who constitute the requisite parties to amend the Prior Agreements hereby (i) waive any right of first refusal, preemptive right, or other right to purchase any shares of Series E Preferred Stock being sold pursuant to that certain Series E Preferred Stock Purchase Agreement, as of even date herewith, as well as notice of such sale of Series E Preferred Stock, on behalf of themselves and all others, and
(ii) agree that each of the Prior Agreements is null and void and


                                       1.

superseded in all respects by this Agreement. Notwithstanding the foregoing, section (iii) of the definition of "Registrable Securities" shall not become effective, and certain Investors listed on Schedule A hereto pursuant to the InsurQuote Merger Agreement shall not become parties hereto, until the Effective Time, at which time section (iii) of the definition of "Registrable Securities" shall automatically become effective, and certain Investors listed on Schedule A hereto pursuant to the InsurQuote Merger Agreement shall automatically become parties hereto. Notwithstanding the first sentence of this Section 1.1, section
(v) of the definition of "Registrable Securities" shall not become effective, and certain Investors listed on Exhibit A hereto pursuant to the LifeLink Merger Agreement (as defined below) (together the "LifeLink Amendment") shall not become parties hereto, unless the transactions contemplated by the LifeLink Merger Agreement are consummated, at which time section (v) of the definition of "Registrable Securities" shall automatically become effective, and certain Investors listed on Schedule A hereto pursuant to the LifeLink Merger Agreement shall automatically become parties hereto.

         1.2 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

               "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

               "FORM S-3" shall mean such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               "HOLDER" shall mean any person owning of record Shares or Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

               "INITIAL OFFERING" shall mean the Company's first firm commitment underwritten public offering of its Common Stock pursuant to an effective registration under the Securities Act in which (i) the per share purchase price is at least twenty dollars and ninety seven cents ($20.97) (adjusted for any stock dividends, splits or other recapitalizations, and (ii) the gross proceeds to the Company (before underwriting discounts, commissions and fees) are at least forty million dollars ($40,000,000).

               "INITIATING HOLDERS" shall mean Holders that hold thirty percent (30%) or more of the Registrable Securities then outstanding.

               "NEW SECURITIES" shall mean any capital stock of the Company sold or proposed to be sold after the date hereof by the Company at a per share price (adjusted for any stock dividends, stock splits, combinations or other recapitalizations) of less than two dollars and seventy five cents ($2.75) per share, whether or not now authorized, and rights, options or warrants to purchase such capital stock at a price of less than two dollars and seventy five cents ($2.75) per share, and securities of any type whatsoever that are or may become convertible into capital stock at a price of less than two dollars and seventy five cents ($2.75) per share; provided, however, that the term "New Securities" shall not include (i) up to 15,562,037 securities or rights, options or warrants to acquire securities (provided that such number shall be increased or decreased to reflect the number of shares excluded from the definition of "Additional Shares of Common Stock" in Section 4(j)(4) of the Company's Certificate of Incorporation, so long as such increase or decrease is approved by a majority of the Board of Directors), issued to officers, directors, employees or consultants of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by a majority of the Board of Directors of the Company or (ii) all securities or rights, options or warrants to acquire securities issued pursuant to the




                                       2.

InsurQuote Systems, Inc. 1994 Stock Option Plan that are to be assumed by the Company in connection with the consummation of the transactions contemplated.

               "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

               "REGISTRABLE SECURITIES" shall mean (i) Common Stock of the Company issued or issuable upon conversion of the Shares; (ii) shares of Common Stock issued or issuable pursuant to the agreements between the Company and any of the Series D Investors described on the Schedule of Exceptions to the Series D Purchase Agreement and shares of Common Stock issuable upon conversion of Preferred Stock which may be issued pursuant to such agreements; (iii) shares of Common Stock issued or issuable pursuant to the InsurQuote Merger Agreement to holders of shares of InsurQuote Stock; (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities; and (v) Common Stock of the Company issued to Craig Wm. Earnshaw and General Electric Capital Assurance Company pursuant to the Agreement and Plan of Merger and Reorganization, dated as of March 3, 2000, among the Company, LifeLink Acquisition Corporation, LifeLink Corporation, Craig Wm. Earnshaw Craig Wm. Earnshaw as Trustee of the Craig Wm. Earnshaw Charitable Remainder Unitrust and General Electric Capital Assurance Company (the "LifeLink Merger Agreement"). Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 under the Securities Act ("Rule 144") or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

               "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (1) are then issued and outstanding or (2) are issuable pursuant to then exercisable or convertible securities.

               "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed Fifteen Thousand Dollars ($15,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

               "RULE 144" means Rule 144 promulgated under the Securities Act.

               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

               "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

               "SERIES D INVESTORS" shall mean the purchasers listed on Exhibit A to the Series D Purchase Agreement.

               "SERIES D PURCHASE AGREEMENT" shall mean the Series D Preferred Stock Purchase Agreement dated as of September 14, 1999, among the Company and the purchasers listed on Exhibit A thereto, as amended.



                                       3.

               "SHARES" shall mean the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock of the Company purchased by or issued to the Investors.

               "SEC" or "COMMISSION" shall mean the Securities and Exchange Commission.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

         2.1   RESTRICTIONS ON TRANSFER.

               (a) Each Holder agrees not to make any sale, transfer or any other form of disposition of all or any portion of the Shares or Registrable Securities (excluding transfers of shares to such Holder's parent company ("Parent"), to an affiliate of Holder or to an affiliate of Parent) unless and until:

                    (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                    (ii) Except for transfers made pursuant to Rule 144, (A) the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                    (iii) Notwithstanding the provisions of paragraphs (i) and
(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder, provided the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

               (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.



                                       4.

               (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

               (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

         2.2   DEMAND REGISTRATION.

               (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Initiating Holders that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities, then the Company shall, within ten (10) business days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered. Holders may request registration of all or part of the Registrable Securities held by such Holders.

               (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Holder to include all or part of its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

               (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                   (i) prior to the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering; or

                   (ii) after the Company has effected two (2) registrations pursuant to this Section 2.2, and each such registration has been declared or ordered effective; or



                                       5.

                   (iii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

         2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the number of Registrable Securities that such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. In no event shall the amount of securities of the selling Holders included in the registration be reduced below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than fifty percent (50%) of the Registrable Securities proposed to be sold in the offering.

               (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.



                                       6.

         2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                   (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

                   (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000, or

                   (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

                   (iv) if the Company has already effected four (4) registrations on Form S-3 for the Holders pursuant to this Section 2.4 with an aggregate offering price per registration of at least $1,000,000 and in which no Holders requesting registration were prohibited from participating as a result of actions by the Company or any underwriter, or

                   (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 2.4 shall not be counted as requests for registration effected pursuant to Section 2.2.

         2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in




                                       7.

connection with any registrations of Registrable Securities hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section
2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section
2.4 to a demand registration.

         2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.



                                       8.

               (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

               (h) Cause such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which shares of the Company's Common Stock are then listed.

         2.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect five
(5) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if (i) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act and (ii) all Registrable Securities held by and issuable to such Holder may be sold under Rule 144 during any ninety (90) day period.

         2.8 DELAY OF REGISTRATION; FURNISHING INFORMATION.

               (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

               (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

               (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

         2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors, employees, agents and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation") by the Company: (i) any untrue statement or alleged untrue





                                       9.

statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay each such Holder, partner, officer or director, underwriter or controlling person monthly for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Holder, partner, officer, director, underwriter or controlling person under an instrument duly executed by such Holder, partner, officer, director, underwriter or controlling person and stated to be specifically for use in connection with such registration.

               (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay monthly any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in




                                       10.

such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section
2.9 only to the extent so prejudiced, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

               (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

               (e) The obligations of the Company and Holders under this Section
2.9 shall survive completion of any offering of Registrable Securities in a registration statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full release from all liability in respect to such claim or litigation.

               (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with any of the foregoing provisions, the provisions in the underwriting agreement shall control.

         2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (i) is a direct or indirect subsidiary, affiliate, parent, general partner, limited partner or retired partner of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

         2.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders holding at least sixty-six and two-thirds percent (66-2/3%) of all of the Registrable Securities then outstanding and which are held by a Holder, provided, however, that in the event that such amendment or waiver adversely affects the obligations and/or rights of the holders of one class or one series of stock in a different manner than the holders of other classes or series of stock, such amendment or waiver shall also require the written consent of the holders of a majority in interest of the adversely affected class or series or stock, as




                                       11.

the case may be. Any amendment or waiver effected in accordance with this
Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

         2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of Holders holding at least sixty-six and two-thirds percent (66-2/3%) of all of the Registrable Securities then outstanding and which are held by Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.

         2.13 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter of the Company's Initial Offering, during the period commencing on the date of the final prospectus relating to the Company's Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause
(i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 2.13 shall apply only to the Company's Initial Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than two percent (2%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company's Initial Offering are intended third-party beneficiaries of this Section 2.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities held by each Holder until the end of such period.

         The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.

         2.14 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public;

               (b) Take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;



                                      12.

               (c) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act or Exchange Act;

               (d) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company (i) as to its compliance with the reporting requirements of said Rule 144 of the Securities Act and of the Exchange Act (at any time after it has become subject to such reporting requirements) or (ii) that it qualifies as a registrant whose securities may be registered pursuant to Form S-3 (at any time after it so qualifies); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration or pursuant to such form.

SECTION 3. COVENANTS OF THE COMPANY.

         3.1 BASIC FINANCIAL INFORMATION AND REPORTING.

               (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

               (b) So long as an Investor continues to hold Registrable Securities, the Company will furnish each Investor as soon as practicable after the end of each fiscal year of the Company and in any event within ninety (90) days thereafter, an audited consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

               (c) So long as an Investor (with its affiliates) shall own not less than one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits, stock dividends, combinations and other recapitalizations) (a "Major Investor"), the Company will furnish each such Major Investor (i) upon request a capitalization summary of the Company and stockholder list; (ii) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto); (iii) as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a consolidated balance sheet of the Company as of the end of each such month, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such month and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and the Company's operating plan then in effect and approved by its Board of Directors, subject to changes resulting from year-end audit adjustments; and
(iv) as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company's operating plan then

                                      13.

in effect and approved by the Company's Board of Directors, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made. With respect to the financial statements called for in subsections (iii) and (iv) of this Section 3.1(c), the Company will furnish each such Major Investor with an instrument executed by the Chief Financial Officer or President of the Company certifying that such financial statements were prepared in accordance with generally accepted accounting principles consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by generally accepted accounting principles) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment.

         3.2 INSPECTION RIGHTS. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

         3.3 CONFIDENTIALITY.

               (a) DISCLOSURE OF TERMS. The terms and conditions of this Agreement, the Series E Preferred Stock Purchase Agreement and the Fifth Amended and Restated Stockholders Agreement (collectively, the "Financing Terms"), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth herein.

               (b) PRESS RELEASES, ETC. Within sixty (60) days of the Closing, the Company may issue a press release in the form provided by each Investor disclosing that such Investor has invested in the Company. No announcement regarding any Investor, including the announcement described in the foregoing sentence, in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without such Investor's prior written consent.

               (c) PERMITTED DISCLOSURES. Notwithstanding the foregoing, (i) any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate non-disclosure obligations; (ii) any party may disclose (other than in a press release or other public announcement described in Section 3.3 (b)) solely the fact that the Investors are investors in the Company to any third parties without the requirement for the consent of any other party or nondisclosure obligations; and (iii) each Investor may disclose its investment in the Company and the Financing Terms to third parties or to the public at its sole discretion and, if it does so, the other parties hereto shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by such other Investor.

               (d) LEGALLY COMPELLED DISCLOSURE. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement, the Series E Preferred Stock Purchase Agreement, the Fifth Amended and Restated Stockholders Agreement or any of the Financing Terms in contravention of the provisions of this Section 3.3, such party (the "Disclosing Party") shall provide the other parties (the "Non-Disclosing Parties") with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment


                                      14.

or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

               (e) OTHER INFORMATION. The provisions of this Section 3.3 shall be in addition to, and not in substitution for, the provisions of any separate non-disclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby. Additional disclosures and exchange of confidential information between the Company and Intel (including without limitation, any exchanges of information with any Intel board observer) shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 0538346, dated September 30, 1998, executed by the Company and Intel (the "CNDA"), and any Confidential Information Transmittal Records (CITR) provided in connection therewith.

               (f) NOTICES. All notices required under this Section 3.3 shall be made pursuant to Section 6.8 of this Agreement.

               (g) CONFIDENTIALITY OF RECORDS. Each Investor (other than Intel Corporation, which shall be governed by the terms of the CNDA) agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3 and may make such other disclosures as are required by law.

         3.4 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Shares, all Common Stock issuable from time to time upon such conversion.

         3.5 STOCK VESTING. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (i) twenty-five percent (25%) of such stock shall vest at the end of the first year following the date on which such person began providing services to the Company, and (ii) seventy-five percent (75%) of such stock shall vest monthly over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

         3.6 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company shall require all officers, employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in the form delivered to counsel for the Investors.

         3.7 TERMINATION OF COVENANTS. All covenants of the Company contained in
Section 3 of this Agreement shall expire and terminate as to each Investor on the effective date of the registration statement pertaining to the Initial Offering.


                                      15.

SECTION 4. RIGHT TO MAINTAIN INTEREST.

         4.1 SUBSEQUENT OFFERINGS. Each Investor shall have a right to purchase its Pro Rata Amount (as defined herein) of any Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section
4.6 hereof. The Company may, at its election, sell such Investor its Pro Rata Amount of Equity Securities at the initial closing of the sale of Equity Securities or at a subsequent closing of which shall take place within ninety
(90) days of the initial closing. An Investor's Pro Rata Amount shall be equal to the ratio of (A) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or any other securities convertible into Common Stock or upon the exercise of any outstanding warrants or options, to the extent such warrants or options are vested and exercisable) which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (B) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or any other securities convertible into Common Stock or upon the exercise of any outstanding warrants or options, to the extent such warrants or options are vested and exercisable) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option or warrant to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right; provided, however, that notwithstanding the provisions of this Section 4, in the event that an Equity Security is a New Security, then the provisions of
Section 5.1 shall control.

         4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice before such issuance or within ten (10) days thereafter, describing the type of Equity Securities, the price and number of shares and the general terms upon which the Company issued the same and the closing date of the same to investors. Each Investor shall have fifteen (15) business days from the date of receipt of any such notice to agree to purchase at the initial closing of the sale of Equity Securities or, at the Company's election, at a subsequent closing within ninety (90) days of the initial closing up to the amount of Equity Securities equal to the Investor's Pro Rata Amount of such Equity Securities for the price and upon the general terms specified in the notice by giving written notice to the Company. Each Investor shall have a right of overallotment such that if any Investor fails to exercise its right hereunder to purchase all of such Investor's Pro Rata Amount of Equity Securities, the Company shall notify all other Investor(s) exercising their rights to purchase their full Pro Rata Amount and such other Investor(s) shall have the right to purchase the nonparticipating Investor's entire portion on a pro rata basis (based upon such Investor's respective Pro Rata Amount) by agreeing to purchase such amount of Equity Securities within fifteen (15) business days from the date of receipt of such notice.

         4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. In the event an Investor fails to give notice of its intent to exercise in full its right to maintain its interest within said thirty (30) day period as set forth in Section
4.2 above, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investors in the manner provided above.



                                      16.

         4.4 TERMINATION OF RIGHTS TO MAINTAIN INTEREST. The rights to maintain interest established by this Section 4 shall not apply to, and shall terminate upon the effective date of the registration statement pertaining to the Company's Initial Offering.

         4.5 TRANSFER OF RIGHTS TO MAINTAIN INTEREST. The rights to maintain interest of each Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

         4.6 EXCLUDED SECURITIES. The rights to maintain interest established by this Section 4 shall have no application to any of the following Equity
Securities:

             (a) up to 15,562,037 shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by a majority of the Board of Directors (provided that such number shall be increased or decreased to reflect the number of shares excluded from the definition of "Additional Shares of Common Stock" in Section 4(j)(4) of the Company's Certificate of Incorporation, so long as such increase or decrease is approved by a majority of the Board of Directors);

             (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the rights to maintain interest established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

             (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

             (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

             (e) shares of Common Stock issued upon conversion of the Shares;

             (f) any Equity Securities issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution;

             (g) any Equity Securities that are issued by the Company pursuant to a registration statement pertaining to the Company's Initial Offering or in any private placement of Common Stock that closes concurrently with such Initial Offering;

             (h) shares of Series E Preferred Stock issued by the Company pursuant to the Series E Stock Purchase Agreement dated as of the date hereof, including any shares issued in subsequent closings pursuant to Section 2.3 of the Series E Stock Purchase Agreement;

             (i) shares of Common Stock or Preferred Stock (and shares of Common Stock issued upon conversion thereof) which may be issued to any of the Series D Investors pursuant to the agreements between the Company and such Series D Investors described on the Schedule of Exceptions to the Series D Purchase Agreement;



                                      17.

             (j) all options issued pursuant to the InsurQuote Systems, Inc. 1994 Stock Option Plan that are to be assumed by the Company in connection with the consummation of the transaction contemplated in the InsurQuote Merger Agreement; and

             (k) shares of Common Stock issuable upon exercise of that certain Warrant to purchase 10,000 shares of InsurQuote Common Stock held by Real Time Internet Services to be assumed by the Company pursuant to the InsurQuote Merger Agreement.

         4.7 WAIVER OF RIGHT. The right to maintain interest set forth in this
Section 4, including the notice provisions relating thereto, may be waived by Holders holding more than sixty-six and two-thirds percent (66-2/3%) of all of the outstanding Registrable Securities then outstanding and which are held by Holders.

SECTION 5. RIGHT OF FIRST OFFER; PREEMPTIVE RIGHT.

         5.1 RIGHT OF FIRST OFFER.

             (a) Subject to the terms and conditions specified in this Section 5.1, the Company hereby grants to each Investor a right of first offer to purchase its Pro Rata Share of any New Securities that are sold or proposed to be sold by the Company. For purposes of this Section 5.1, an Investor's Pro Rata Share shall be equal to the ratio of the number of shares of Common Stock held by such Investor (assuming full conversion and exercise of all securities convertible into or exercisable for Common Stock), immediately prior to the issuance of New Securities, to the total number of shares of Common Stock held by all Investors (assuming full conversion and exercise of all securities convertible into or exercisable for Common Stock) immediately prior to the issuance of New Securities. Each Investor shall have a right of over-allotment such that if any Investor fails to exercise its right hereunder to purchase its entire Pro Rata Share of New Securities (a "Non-Purchasing Investor"), the other Investors may purchase the Non-Purchasing Investor's portion on a pro rata basis (calculated as set forth above, excluding shares held by a Non-Purchasing Investor) to the extent that such Investors have elected to purchase New Securities in excess of their Pro Rata Shares. The right of first offer shall be subject to the provisions set forth below:

             (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the number and type of New Securities, their price and the general terms upon which the Company proposes to issue such New Securities (the "Investors' Notice"). Each Investor shall have twenty (20) days after receipt of any such notice (with receipt to be determined by reference to Section 6.7 below) to agree to purchase such Investor's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Each Investor shall have a right of overallotment such that if any Investor fails to exercise its right hereunder to purchase all of such Investor's pro rata share of such New Securities, the Company shall notify all other Investor(s) exercising their rights to purchase their full pro rata share, and such other Investor(s) shall have the right to purchase the nonparticipating Investor's entire portion on a pro rata basis (based upon such Investor's respective pro rata share) by agreeing to purchase such amount of New Securities within ten (10) days from the date of receipt of such notice.

             (c) In the event the Investors fail to exercise fully the right of first offer within such twenty (20) day period, the Company shall have sixty
(60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty
(60) days from the date of such agreement) to sell the remaining unsubscribed portion of New




                                      18.

Securities at a price and upon terms no more favorable to the purchasers thereof than are specified in such notice. After the expiration of such sixty (60) day period, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the Investors in the manner provided in Section 5.1(b) above.

             (d) The right of first offer granted under this Section 5.1 shall terminate upon the effective date of the registration statement pertaining to the Company's Initial Offering.

         5.2 PREEMPTIVE RIGHT.

             (a) If, prior to the completion of the Company's Initial
Offering, the Company proposes to sell or issue to Cigna Insurance Company, WellPoint, Aetna/US HealthCare, PacifiCare/FHP, Prudential Insurance Company, Humana or any other healthplan with over three million risk-bearing health insured lives (a "Competitor"), or any successor to or affiliate of any of the foregoing companies, shares of Common Stock (or securities convertible into Common Stock), representing more than sixty-six and two-thirds percent (66-2/3%) of the then-current holdings of the Company's capital stock of Validus and its affiliates, then Validus shall have the right to purchase any or all of such shares of Common Stock or convertible securities that are in excess of the number of shares equal to sixty-six and two-thirds percent (66-2/3%) of Validus' then-current holdings (the "Excess Shares") on the same terms as proposed to any such Competitor.

             (b) In the event the Company proposes to sell any such Excess Shares, it shall give written notice to Validus of its intention, describing the number and type of Excess Shares, their price and the general terms upon which the Company proposes to sell or issue such Excess Shares (the "Validus Notice"). Validus shall have twenty (20) days after any such notice is given to agree to purchase the Excess Shares on the same terms as proposed to any such Competitor.

             (c) In the event Validus fails to exercise fully the right to purchase the Excess Shares within such twenty (20) day period, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of the Excess Shares covered thereby shall be closed, if at all, within sixty (60) days from the date of such agreement) to sell the Excess Shares as set forth in the Validus Notice at a price and upon terms no more favorable to any such Competitor than are specified in the Validus Notice. After the expiration of such sixty (60) day period, the Company shall not thereafter issue or sell any Excess Shares without first again offering such securities to Validus in the manner provided in Section 5.2(b) above.

SECTION 6. MISCELLANEOUS.

         6.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents entered into and to be performed entirely within Colorado.

         6.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and




                                      19.

administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         6.4 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6.5 AMENDMENT, WAIVER AND TERMINATION.

               (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and Holders holding at least sixty-six and two-thirds percent (66-2/3%) of all of the Registrable Securities then outstanding and which are held by Holders; provided, however, that in the event that such amendment or modification adversely affects the obligations or rights of the holders of one class or one series of stock in a different manner than the holders of other classes or series of stock, such amendment shall also require the written consent of the holders of a majority in interest of the adversely affected class or series of stock, as the case may be.

               (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of Holders holding at least sixty-six and two-thirds percent (66-2/3%) of all of the Registrable Securities then outstanding and which are held by an Investor; provided, however, that in the event that such waiver adversely affects the obligations or rights of the holders of one class or one series of stock in a different manner than the holders of other classes or series of stock, such waiver shall also require the written consent of the holders of a majority in interest of the adversely affected class or series of stock, as the case may be.

               (c) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include (i) additional purchasers of Shares and (ii) additional purchasers of the stock of InsurQuote as "Investors," "Holders" and parties hereto.

               (d) Except as otherwise expressly provided, this Agreement may be terminated only with the written consent of the Investors holding at least sixty-six and two-thirds percent (66-2/3%) of each series of the Company's preferred stock party to this Agreement.

         6.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         6.7 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto constitute the full and complete understanding and agreement between the parties with regard to the subjects hereof and




                                      20.

supercedes the Prior Agreement. The holders of more than sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities subject to the Prior Agreement hereby consent to the amendment of the Prior Agreement by virtue of such holders' execution of this Agreement. No party shall be liable or bound to any other in any manner with respect to the subjects hereof by any representations, warranties, covenants and agreements except as specifically set forth herein.

         6.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A to the Purchase Agreement or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

         6.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         6.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.



                                      21.

         IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investor Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:                                        INVESTORS:

CHANNELPOINT, INC.                              MOHR, DAVIDOW VENTURES IV, L.P.

                                                By: Fourth MDV Partners, L.L.C.,
By: /s/ Kenneth E. Hollen                           General Partner
   --------------------------------------
     Kenneth E. Hollen
     President and Chief Executive Officer      /s/ Nancy J. Schoendorf
                                                --------------------------------
10155 Westmoor Drive, Suite 210                     Nancy J. Schoendorf
Westminster, CO  80020                              Member


                                                MDV IV ENTREPRENEURS' NETWORK
                                                FUND, L.P.

                                                By: Fourth MDV Partners, L.L.C.,
                                                    General Partner


                                                /s/ Nancy J. Schoendorf
                                                --------------------------------
                                                    Nancy J. Schoendorf
                                                    Member


                                                PACIFIC VENTURE GROUP, L.P.

                                                By: PVG Equity Partners, L.L.C.,
                                                    its General Partner


                                                By: /s/ Eve Kurtin
                                                   -----------------------------
                                                    Eve Kurtin
                                                    Member


                                                PVG ASSOCIATES, L.P.,

                                                By: PVG Equity Partners, L.L.C.,
                                                    its General Partner


                                                By: /s/ Eve Kurtin
                                                   -----------------------------
                                                    Eve Kurtin
                                                    Member


                               ChannelPoint, Inc.
              Fifth Amended and Restated Investor Rights Agreement

                                                GC&H INVESTMENTS


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                                                --------------------------------
                                                GENE E. HOLLEN


                                                DEVIN C. MILLER TRUST


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                                                COLE T. MILLER TRUST


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------



                                                --------------------------------
                                                SCOTT NYQUIST



                                                --------------------------------
                                                KENNETH PLUMLEE


                                                HLM/CB ASSOCIATES, LLC


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                               ChannelPoint, Inc.
              Fifth Amended and Restated Investor Rights Agreement

                                                HLM INVESTMENT PARTNERS LLC


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                                                AC VENTURES B.V. (FORMERLY AC
                                                TECHNOLOGY (ACT A) B.V.).


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                                                CAPITAL Z FINANCIAL SERVICES
                                                FUND II, LP


                                                By: /s/ Adam Mizel
                                                   -----------------------------
                                                Name: Adam Mizel
                                                     ---------------------------
                                                Title: General Partner
                                                      --------------------------


                                                CAPITAL Z FINANCIAL SERVICES
                                                PRIVATE FUND II, LP


                                                By: /s/ Adam Mizel
                                                   -----------------------------
                                                Name: Adam Mizel
                                                     ---------------------------
                                                Title: General Partner
                                                      --------------------------


                                                VALIDUS L.P.


                                                By: /s/ Bernard J. McDonagh
                                                   -----------------------------
                                                Name: Bernard J. McDonagh
                                                     ---------------------------
                                                Title: General Partner
                                                      --------------------------


                                                INTEL CORPORATION


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                               ChannelPoint, Inc.
              Fifth Amended and Restated Investor Rights Agreement

                                                GE CAPITAL EQUITY INVESTMENTS,
                                                INC.


                                                By: /s/ Michael S. Fisher
                                                   -----------------------------
                                                Name: Michael S. Fisher
                                                     ---------------------------
                                                Title: Managing Director
                                                      --------------------------


                                                VIRGINIA SURETY COMPANY, INC.


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                                                UNITED HEALTHCARE SERVICES, INC.


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                                                WELLPOINT HEALTH NETWORKS INC.


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                                                BG INVESTMENTS LTD.


                                                By: /s/ Michael R. Deevy
                                                   -----------------------------
                                                Name: Michael R. Deevy
                                                     ---------------------------
                                                Title: Director
                                                      --------------------------


                               ChannelPoint, Inc.
              Fifth Amended and Restated Investor Rights Agreement

                                                MARSH & MCLENNAN CAPITAL
                                                TECHNOLOGY VENTURE FUND, L.P.

                                                BY:  MARSH & MCLENNAN CAPITAL
                                                     TECHNOLOGY VENTURE GP,
                                                     L.P., ITS GENERAL PARTNER

                                                BY:  MARSH & MCLENNAN GP II,
                                                     INC., ITS GENERAL PARTNER


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                                MARSH & MCLENNAN CAPITAL
                                                TECHNOLOGY PROFESSIONALS VENTURE
                                                FUND, L.P.

                                                BY:  MARSH & MCLENNAN GP II,
                                                     INC., ITS GENERAL PARTNER


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                                                TRIDENT II, L.P.

                                                BY:  TRIDENT CAPITAL II, L.P.,
                                                     ITS GENERAL PARTNER

                                                BY:  MARSH & MCLENNAN GP I,
                                                     INC., ITS GENERAL PARTNER


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                               ChannelPoint, Inc.
              Fifth Amended and Restated Investor Rights Agreement

                                                MARSH & MCLENNAN EMPLOYEES'
                                                SECURITIES COMPANY, L.P.

                                                BY:  MARSH & MCLENNAN GP I,
                                                     INC., ITS GENERAL PARTNER


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                                                MARSH & MCLENNAN CAPITAL
                                                PROFESSIONALS FUND, L.P.

                                                BY:  MARSH & MCLENNAN GP I,
                                                     INC., ITS GENERAL PARTNER


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                                                BLUE CROSS AND BLUE SHIELD
                                                ASSOCIATION


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                                                INTERNET HEALTHCARE GROUP LLC


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------



                                                --------------------------------
                                                CRAIG WM. EARNSHAW



                                                GENERAL ELECTRIC CAPITAL
                                                ASSURANCE COMPANY


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                                                PAINE WEBBER CAPITAL INC.


                                                By: /s/ DHANANJAY PAI
                                                   -----------------------------
                                                Name: Dhananjay Pai
                                                     ---------------------------
                                                Title: President
                                                      --------------------------







                               ChannelPoint, Inc.
              Fifth Amended and Restated Investor Rights Agreement

                                                INSURQUOTE INVESTORS:

                                                --------------------------------
                                                [Insert Name]


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------





                               ChannelPoint, Inc.
              Fifth Amended and Restated Investor Rights Agreement

                                    EXHIBIT A
                              SCHEDULE OF INVESTORS


                                                    SERIES A     SERIES B      SERIES C       SERIES D     SERIES E      COMMON
NAME                                                 SHARES       SHARES        SHARES         SHARES       SHARES        STOCK
Mohr, Davidow Ventures IV, L.P.                     2,352,000          --       146,154        90,605
MDV IV Entrepreneurs' Network Fund, L.P.               98,000          --         7,692         4,769
Pacific Venture Group, L.P.                         2,340,289          --       146,923            --
PVG Associates, L.P.                                  109,711          --         6,923            --
GC&H Investments                                       25,000          --         6,520            --
Gene E. Hollen                                         40,000          --        10,432            --
Devin C. Miller Trust                                   5,000          --            --            --
Cole T. Miller Trust                                    5,000          --            --            --
Scott Nyquist                                          15,000          --         3,912            --
Kenneth Plumlee                                        10,000          --            --            --
Validus L.P.                                               --   1,200,000       461,538        47,687
AC Ventures B.V.                                           --     500,000            --            --
HLM/CB Associates, LLC                                     --      18,181            --            --
Capital Z Financial Services Fund II, L.P.                 --          --     2,678,081       200,661
Capital Z Financial Services Private Fund II, L.P.         --          --        14,226         1,066
Intel Corporation                                          --          --       307,692            --
HLM Investment Partners LLC                                --          --         7,692            --
GE Capital Equity Investments, Inc.                        --          --            --     1,773,752
Virginia Surety Company, Inc.                              --          --            --       318,073
United HealthCare Services, Inc.                           --          --            --       238,435
WellPoint Health Networks Inc.                             --          --            --       119,217
BG Investments Ltd.                                        --          --            --       119,217
Marsh & McLennan Capital Technology
Venture Fund, L.P.                                         --          --            --       191,117
Marsh & McLennan Capital Technology                        --          --            --        76,298
Professionals Venture Fund, L.P.
Trident II, L.P.                                           --          --            --       112,597
Marsh & McLennan Employees' Securities Company, L.P.       --          --            --         2,999
Marsh & McLennan Capital Professionals Fund, L.P.          --          --            --         3,255
Blue Cross and Blue Shield Association                     --          --            --        23,843
Internet Healthcare Group L.L.C.                           --          --            --       119,217
Craig Wm Earnshaw                                                                                                        223,333
General Electric Capital Assurance Company                                                                               110,000
               *
---------------                                                                                                         --------
               *
---------------                                                                                                         --------

         Total                                      5,000,000   1,718,181     3,797,785     3,442,808

                                      A-1


                               ChannelPoint, Inc.
              Fifth Amended and Restated Investor Rights Agreement